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                                                                   Exhibit 10.12

                           [H Power Corp. Letterhead]

March 10, 2000

Mr. R. Michael Fromer
175 East 96th Street
Suite 16-O
New York, New York 10128

Dear Mr. Fromer:

      Reference is made to the Letter Agreement, dated January 7, 1999 (the "Letter Agreement"), between you and H. Power Corp. (the "Company"). Additional reference is made to the investment by ECO Fuel Cells, LLC on August 25, 1999 of $15,000,000 of the Company's common stock and to the investments on November 30, 1999 by Hydro-Quebec CapiTech Inc. and Sofinov Societe Fianciere D'Innovation Inc. of $6,000,000 and $2,900,000, respectively, of the Company's common stock.

      The Company hereby acknowledges your services in connection with the foregoing financings, including, but not limited to, your review of our financial and operating performance and current financial condition and prospects, review of budgets, assistance in preparing the confidential information memoranda, assistance in valuing the Company's securities, assistance in structuring the foregoing financings and assistance with the engagement of professional services.

      In consideration of such services related to the foregoing transactions and in full and complete satisfaction of all amounts owed to you under the Letter Agreement, including, but not limited to, the advisory fees set forth in
Section 3 thereof, the Company hereby pays you the sum of $685,000. The parties hereby agree that the terms and provisions of the Letter Agreement shall no longer be of any force or effect. You further agree to fully and completely release and discharge the Company and its directors, officers, employees and agents from any and all claims, causes of action and demands, of any kind or nature whatsoever, arising at law or in equity, whether known or unknown, that you have, ever have had, and ever in the future may have, against any of them arising out of or otherwise related to the Letter Agreement.
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      Please indicate your acceptance of the foregoing by signing below.

                                          Very truly yours,

                                          H POWER CORP.


                                          By: /s/ H. Frank Gibbard
                                              -----------------------
                                              H. Frank Gibbard
                                              Chief Executive Officer

Accepted and Agreed To:


/s/ R. Michael Fromer
------------------------
R. Michael Fromer